Exhibit 99.1
Okta Announces First Quarter Fiscal Year 2025 Financial Results
•Q1 revenue grew 19% year-over-year; subscription revenue grew 20% year-over-year
•Current remaining performance obligations (cRPO) grew 15% year-over-year to $1.949 billion
•Record operating cash flow of $219 million and free cash flow of $214 million

SAN FRANCISCO – May 29, 2024 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity partner, today announced financial results for its first quarter ended April 30, 2024.
“We began the new fiscal year with record non-GAAP profitability and cash flow as we continue to benefit from the operating efficiency actions we’ve taken over the past several quarters,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “Identity is security and Okta is critical for organizations to modernize identity for today’s threat landscape. With the advancements we’ve made on Okta’s Secure Identity Commitment and our growing product pipeline, we remain well positioned to advance our market leadership position and win more of the massive opportunity in both the workforce and customer identity markets.”

First Quarter Fiscal 2025 Financial Highlights:
•Revenue: Total revenue was $617 million, an increase of 19% year-over-year. Subscription revenue was $603 million, an increase of 20% year-over-year.
•RPO: RPO, or subscription backlog, was $3.364 billion, an increase of 14% year-over-year. cRPO, which is subscription backlog expected to be recognized over the next 12 months, was $1.949 billion, up 15% compared to the first quarter of fiscal 2024.
•GAAP Operating Loss: GAAP operating loss was $47 million, or (8)% of total revenue, compared to a GAAP operating loss of $160 million, or (31)% of total revenue, in the first quarter of fiscal 2024.
•Non-GAAP Operating Income: Non-GAAP operating income was $133 million, or 22% of total revenue, compared to a non-GAAP operating income of $37 million, or 7% of total revenue, in the first quarter of fiscal 2024.
•GAAP Net Loss: GAAP net loss was $40 million, compared to a GAAP net loss of $119 million in the first quarter of fiscal 2024. GAAP net loss per share was $0.24, compared to a GAAP net loss per share of $0.74 in the first quarter of fiscal 2024.
•Non-GAAP Net Income: Non-GAAP net income was $117 million, compared to non-GAAP net income of $38 million in the first quarter of fiscal 2024. Non-GAAP basic and diluted net income per share were $0.70 and $0.65, respectively, compared to non-GAAP basic and diluted net income per share of $0.24 and $0.22, respectively, in the first quarter of fiscal 2024.
•Cash Flow: Net cash provided by operations was $219 million, or 36% of total revenue, compared to net cash provided by operations of $129 million, or 25% of total revenue, in the first quarter of fiscal 2024. Free cash flow was $214 million, or 35% of total revenue, compared to $124 million, or 24% of total revenue, in the first quarter of fiscal 2024.
•Cash, cash equivalents, and short-term investments were $2.320 billion at April 30, 2024.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
All periods factor in a stable, but still challenging macro environment, as well as potential impacts on our business related to the October 2023 security incident.
For the second quarter of fiscal 2025, the Company expects:
•Total revenue of $631 million to $633 million, representing a growth rate of 13% to 14% year-over-year;
•Current RPO of $1.955 billion to $1.960 billion, representing a growth rate of 10% to 11% year-over-year;
•Non-GAAP operating income of $123 million to $125 million, which yields a non-GAAP operating margin of 19% to 20%;
•Non-GAAP diluted net income per share of $0.60 to $0.61, assuming diluted weighted-average shares outstanding of approximately 182 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 5%.

For the full year fiscal 2025, the Company now expects:
•Total revenue of $2.530 billion to $2.540 billion, representing a growth rate of 12% year-over-year;
•Non-GAAP operating income of $490 million to $500 million, which yields a non-GAAP operating margin of 19% to 20%;
•Non-GAAP diluted net income per share of $2.35 to $2.40, assuming diluted weighted-average shares outstanding of approximately 182 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 22%.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on May 29, 2024 to discuss the results and outlook. The prepared remarks and the news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com. A replay will be available on the Okta investor relations website following the completion of the event.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com. Okta uses its investor.okta.com website and okta.com/blog websites (including the Security Blog, Okta Developer Blog and Auth0 Developer Blog) as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations and okta.com/blog websites in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net margin, non-GAAP net income per share, basic and diluted, non-GAAP tax rate, free cash flow and free cash flow margin. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of the transaction close.
Stock-based compensation is non-cash in nature and is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we use may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe excluding stock-based compensation provides meaningful supplemental information regarding the long-term performance of our core business and facilitates comparison of our results to those of peer companies.
We also exclude non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt from the applicable non-

GAAP financial measures because these adjustments are considered by management to be outside of our core operating results.
In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables, including seasonality, the discretionary timing of expense payments, discounts offered by vendors, vendor payment terms, and fluctuations in foreign exchange rates.
We periodically reassess the components of our non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions, and consider the use of these measures by our competitors and peers to ensure the adjustments remain relevant and meaningful.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, global economic conditions have in the past and could in the future reduce demand for our products; we and our third-party service providers have in the past and could in the future experience cybersecurity incidents; we may be unable to manage or sustain the level of growth that our business has experienced in prior periods; our financial resources may not be sufficient to maintain or improve our competitive position; we may be unable to attract new customers, or retain or sell additional products to existing customers; customer growth has slowed in recent periods and could continue to decelerate in the future; we could experience interruptions or performance problems associated with our technology, including a service outage; we and our third-party service providers have failed, or were perceived as having failed, to fully comply with various privacy and security provisions to which we are subject, and similar incidents could occur in the future; we may not achieve expected synergies and efficiencies of operations from recent acquisitions or business combinations, and we may not be able to successfully integrate the companies we acquire; and we may not be able to pay off our convertible senior notes when due. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the World’s Identity Company. As the leading independent Identity partner, we free everyone to safely use any technology—anywhere, on any device or app. The most trusted brands trust Okta to enable secure access, authentication, and automation. With flexibility and neutrality at the core of our Okta Workforce Identity and Customer Identity Clouds, business leaders and developers can focus on innovation and accelerate digital transformation, thanks to customizable solutions and more than 7,000 pre-built integrations. We’re building a world where Identity belongs to you. Learn more at okta.com.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Kyrk Storer
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, shares in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue:
Subscription	$603	$503
Professional services and other	14	15
Total revenue	617	518
Cost of revenue:
Subscription(1)	130	122
Professional services and other(1)	18	20
Total cost of revenue	148	142
Gross profit	469	376
Operating expenses:
Research and development(1)	163	163
Sales and marketing(1)	236	256
General and administrative(1)	117	110
Restructuring and other charges	—	7
Total operating expenses	516	536
Operating loss	(47)	(160)
Interest expense	(2)	(3)
Interest income and other, net	27	17
Gain on early extinguishment of debt	—	31
Interest and other, net	25	45
Loss before provision for income taxes	(22)	(115)
Provision for income taxes	18	4
Net loss	$(40)	$(119)

Net loss per share, basic and diluted	$(0.24)	$(0.74)

Weighted-average shares used to compute net loss per share, basic and diluted	167,465	161,323

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,
	2024	2023
Cost of subscription revenue	$19	$16
Cost of professional services and other	3	4
Research and development	63	68
Sales and marketing	30	38
General and administrative	36	40
Total stock-based compensation expense	$151	$166

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(unaudited)

	April 30,	January 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$322	$334
Short-term investments	1,998	1,868
Accounts receivable, net of allowances	307	559
Deferred commissions	117	113
Prepaid expenses and other current assets	173	106
Total current assets	2,917	2,980
Property and equipment, net	47	48
Operating lease right-of-use assets	81	83
Deferred commissions, noncurrent	232	242
Intangible assets, net	184	182
Goodwill	5,448	5,406
Other assets	46	48
Total assets	$8,955	$8,989
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12	$12
Accrued expenses and other current liabilities	166	115
Accrued compensation	117	167
Deferred revenue	1,391	1,488
Total current liabilities	1,686	1,782
Convertible senior notes, net, noncurrent	1,155	1,154
Operating lease liabilities, noncurrent	108	112
Deferred revenue, noncurrent	19	23
Other liabilities, noncurrent	34	30
Total liabilities	3,002	3,101

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	8,840	8,724
Accumulated other comprehensive loss	(17)	(6)
Accumulated deficit	(2,870)	(2,830)
Total stockholders’ equity	5,953	5,888
Total liabilities and stockholders' equity	$8,955	$8,989

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(40)	$(119)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	151	166
Depreciation, amortization and accretion	21	25
Amortization of deferred commissions	30	23
Deferred income taxes	1	1
Lease impairment charges	—	8
Gain on early extinguishment of debt	—	(31)
Other, net	3	3
Changes in operating assets and liabilities:
Accounts receivable	251	191
Deferred commissions	(26)	(25)
Prepaid expenses and other assets	(70)	(13)
Operating lease right-of-use assets	5	6
Accounts payable	—	(2)
Accrued compensation	(51)	(11)
Accrued expenses and other liabilities	54	(9)
Operating lease liabilities	(9)	(10)
Deferred revenue	(101)	(74)
Net cash provided by operating activities	219	129
Cash flows from investing activities:
Capitalized software	(4)	(5)
Purchases of property and equipment	(1)	—
Purchases of securities available-for-sale and other	(459)	(431)
Proceeds from maturities and redemption of securities available-for-sale	324	456
Proceeds from sales of securities available-for-sale and other	2	61
Payments for business acquisitions, net of cash acquired	(56)	(22)
Net cash provided by (used in) investing activities	(194)	59
Cash flows from financing activities:
Payments for repurchases of convertible senior notes	—	(332)
Taxes paid related to net share settlement of equity awards	(41)	—
Proceeds from stock option exercises	4	6
Net cash used in financing activities	(37)	(326)
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(1)	1
Net decrease in cash, cash equivalents and restricted cash	(13)	(137)
Cash, cash equivalents and restricted cash at beginning of period	342	271
Cash, cash equivalents and restricted cash at end of period	$329	$134

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(dollars in millions, shares in thousands, except per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended April 30,
	2024	2023
Gross profit	$469	$376
Add:
Stock-based compensation expense included in cost of revenue	22	20
Amortization of acquired intangibles	12	12
Non-GAAP gross profit	$503	$408
Gross margin	76%	73%
Non-GAAP gross margin	82%	79%
Non-GAAP Operating Income and Non-GAAP Operating Margin
We define non-GAAP operating income and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.
In fiscal 2025, we updated our definition of non-GAAP operating income and non-GAAP operating margin to include certain non-ordinary course legal settlements and related expenses.

	Three Months Ended April 30,
	2024	2023
Operating loss	$(47)	$(160)
Add:
Stock-based compensation expense	151	166
Non-cash charitable contributions	3	1
Amortization of acquired intangibles	19	23
Restructuring costs	—	7
Legal settlements and related expenses	7	—
Non-GAAP operating income	$133	$37
Operating margin	(8)%	(31)%
Non-GAAP operating margin	22%	7%

Non-GAAP Net Income, Non-GAAP Net Margin and Non-GAAP Net Income Per Share, Basic and Diluted
We define non-GAAP net income and non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt issuance costs, gain on early extinguishment of debt, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses. In addition, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods.
In fiscal 2025, we updated our definition of non-GAAP net income and non-GAAP net margin to include certain non-ordinary course legal settlements and related expenses.
We define non-GAAP net income per share, basic, as non-GAAP net income divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define non-GAAP net income per share, diluted, as non-GAAP net income divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net income per share, diluted, includes the impact of our capped call agreements on convertible senior notes outstanding. The capped call agreements are intended to offset potential dilution to our Class A common stock upon any conversion or settlement of the convertible senior notes under certain circumstances. Accordingly, we did not record any adjustments for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended April 30,
	2024	2023
Net loss	$(40)	$(119)
Add:
Stock-based compensation expense	151	166
Non-cash charitable contributions	3	1
Amortization of acquired intangibles	19	23
Amortization of debt issuance costs	—	1
Gain on early extinguishment of debt	—	(31)
Restructuring costs	—	7
Legal settlements and related expenses	7	—
Tax adjustment	(23)	(10)
Non-GAAP net income	$117	$38

Net margin	(7)%	(23)%
Non-GAAP net margin	19%	7%

Weighted-average shares used to compute net loss per share, basic and diluted	167,465	161,323
Non-GAAP weighted-average effect of potentially dilutive securities	12,962	14,872
Non-GAAP weighted-average shares used to compute non-GAAP net income per share, diluted	180,427	176,195

Net loss per share, basic and diluted	$(0.24)	$(0.74)
Non-GAAP net income per share, basic	$0.70	$0.24
Non-GAAP net income per share, diluted	$0.65	$0.22

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(dollars in millions)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended April 30,
	2024	2023
Net cash provided by operating activities	$219	$129
Less:
Purchases of property and equipment	(1)	—
Capitalized software	(4)	(5)
Free cash flow	$214	$124
Net cash provided by (used in) investing activities	$(194)	$59
Net cash used in financing activities	$(37)	$(326)
Operating cash flow margin	36%	25%
Free cash flow margin	35%	24%